Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2010

NEWS CORPORATION REPORTS FIRST QUARTER

NET INCOME OF $775 MILLION ($0.30 PER SHARE);

GROWTH OF 36% OVER THE YEAR AGO QUARTER

TOTAL SEGMENT OPERATING INCOME

GREW 8% TO $1.15 BILLION

NEW YORK, NY, November 3, 2010 – News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) today reported first quarter total segment operating income(1) of $1.15 billion, an 8% increase from the $1.06 billion of total segment operating income reported a year ago. This growth reflects double-digit percentage profit increases at the Cable Network Programming, Television and Publishing(2) segments, partially offset by decreases at the Filmed Entertainment, Direct Broadcast Satellite Television and Other segments.

First quarter net income of $775 million ($0.30 per share) increased $204 million versus net income of $571 million ($0.22 per share) reported in the first quarter a year ago. The year-over-year increase was driven by the stronger segment operating income contributions and an increase in equity earnings of affiliates. Additionally, this year’s first quarter results include a tax benefit of $90 million ($0.03 per share) related to the resolution of tax matters.

Commenting on the results, Chairman and Chief Executive Officer Rupert Murdoch said:

“Our global cable network programming business continues to lead News Corporation’s financial and operational momentum. With continued subscriber growth in new and established channels throughout the world, and a global advertising recovery, our domestic and international channels now account for 25% of our revenues, and uniquely position us for profitable expansion of these franchises in the years to come. At the same time, our Television segment enjoyed significant operating income growth compared to the first quarter a year ago as local ad markets continue to rebound. Our Publishing segment also showed expanded operating income, benefiting from greater advertising revenue and operational efficiencies at our newspapers.

“We continue to invest in superior content across all of our businesses, ensuring the best in news, sports and entertainment, competitively positioning our business for long term growth.”

(1)

Total segment operating income is a non-GAAP financial measure. See pages 10 and 11 for a description of total segment operating income and for a reconciliation of total segment operating income to income before income tax expense. Prior year total segment operating income results have been conformed to the current year presentation.

(2)

The Company has aggregated the previously reported Book Publishing segment, Integrated Marketing Services segment and the Newspapers and Information Services segment to create a new Publishing segment. Prior year segment information has been conformed to current year presentation.

REVIEW OF OPERATING RESULTS

Total Segment Operating Income	3 Months Ended September 30,
	2010	2009
	US $ Millions
Cable Network Programming	$659	$513
Filmed Entertainment	280	391
Television	105	38
Direct Broadcast Satellite Television	82	128
Publishing	178	118
Other	(156)	(126)

Total Segment Operating Income	$1,148	$1,062

Cable Network Programming

Cable Network Programming reported first quarter segment operating income of $659 million, an increase of $146 million over the first quarter a year ago, driven by a 17% increase in revenue. Operating income contributions from the domestic channels increased 23%, and the Company’s international cable channels grew earnings 48%.

Advertising revenue at the domestic cable channels grew 16% over the prior year on volume and pricing strength. In the first quarter, FOX News Channel outperformed CNN, MSNBC and CNBC combined in households and total viewers for both primetime and total day. The international cable channels’ advertising revenue grew 27% over the prior year, reflecting improving ad markets and stronger viewership trends. In addition, affiliate revenue growth of 14% at the domestic cable channels and 12% at the international cable channels for the first quarter primarily reflect higher rates and subscribers.

Filmed Entertainment

The Filmed Entertainment segment reported fiscal first quarter segment operating income of $280 million, compared with $391 million reported in the same period a year ago. The decline primarily reflects the difficult comparison to the prior year’s record results which reflect earnings from the worldwide theatrical success of Ice Age: Dawn of the Dinosaurs, the highest international grossing animated film of all time, and the fourth highest international grossing film ever. Current year first quarter film results included the successful theatrical performance of Predators and Machete, and launch costs for the worldwide release of Wall Street: Money Never Sleeps. This quarter also included the worldwide home entertainment performance of Percy Jackson and the Olympians: The Lightning Thief and the international pay-TV performance of Ice Age: Dawn of the Dinosaurs.

Twentieth Century Fox Television reported increased contributions versus a year ago, primarily due to higher syndication revenue from How I Met Your Mother as well as increased contributions from home entertainment releases of Glee, Sons of Anarchy and Modern Family.

Television

The Television segment reported first quarter segment operating income of $105 million, an increase of $67 million versus the same period a year ago, due to improved results at Fox Television Stations (FTS). These gains were partially offset by lower contributions from FOX Broadcasting Company.

FTS’ first quarter contributions doubled from the same period a year ago driven by a 22% increase in advertising revenue. These higher revenues reflect stronger overall local advertising trends, particularly in the automotive, telecommunications and financial sectors, as well as increased levels of political advertising.

FOX Broadcasting Company’s first quarter results were lower, as increased advertising revenue from National Football League games was more than offset by program cancellation costs and higher promotional costs for the launch of summer and fall entertainment programming.

Direct Broadcast Satellite Television

SKY Italia reported first quarter segment operating income of $82 million, a decrease of $46 million versus the $128 million in operating income reported a year ago. Local currency revenue growth was more than offset by increased subscriber acquisition costs due to higher subscriber additions associated with new consumer offerings, as well as programming costs related to the FIFA World Cup coverage. SKY Italia’s 4.8 million quarter-end subscriber base reflects the net addition of approximately 58,000 subscribers during the quarter, representing the highest level of net additions since the December 2008 quarter.

Publishing

The Publishing segment reported first quarter segment operating income of $178 million, an increase of $60 million versus $118 million reported a year ago, primarily due to increased contributions at the newspaper businesses.

The newspaper businesses achieved an average 13% increase in advertising revenue with gains across all geographies, and benefited from lower newsprint and distribution costs in the U.K. The integrated marketing services business reported a 5% increase in first quarter earnings contributions from the same quarter a year ago due to higher demand for free-standing inserts and increased in-store advertising revenue. This segment operating income growth was partially offset by the absence of results from the Dow Jones Index business due to the disposition of this business in March 2010.

Other

The Other segment reported a first quarter operating loss of $156 million, $30 million greater than the prior year. This decline was primarily due to lower contributions from the Digital Media Group, principally stemming from lower search and advertising revenues at Myspace. These declines were partially offset by improved operating results at our international outdoor business.

REVIEW OF EQUITY EARNINGS OF AFFILIATES’ RESULTS

First quarter net earnings from affiliates were $94 million versus $32 million in the same period a year ago. The increased contributions from affiliates are primarily due to higher BSkyB earnings as a result of a gain related to a business disposal, as well as subscription revenue growth.

The Company’s share of equity earnings (losses) of affiliates is as follows:

			3 Months Ended
			September 30,
	% Owned		2010	2009
			US $ Millions
BSkyB	39	% (a)	$137	$81
Other affiliates	Various	(b)	(43)	(49)

Total equity earnings of affiliates			$94	$32

(a)	Please refer to BSkyB’s earnings releases for detailed information.
(b)	Primarily comprised of Sky Deutschland, NDS, Australian and STAR equity affiliates.

Foreign Exchange Rates

Average foreign exchange rates used in the year-to-date results are as follows:

	3 Months Ended
	September 30,
	2010	2009
Australian Dollar/U.S. Dollar	0.90	0.83
U.K. Pounds Sterling/U.S. Dollar	1.55	1.64
Euro/U.S. Dollar	1.29	1.43

To receive a copy of this press release through the Internet, access News Corporation’s corporate Web site located at http://www.newscorp.com

Audio from News Corporation’s conference call with analysts on the first quarter results can be heard live on the Internet at 4:30 p.m. Eastern Daylight Time today. To listen to the call, visit http://www.newscorp.com

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Teri Everett, Press Inquiries
212-852-7092	212-852-7070
Tony Santabarbara, Investor Relations
212-852-7840

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 Months Ended September 30,
	2010	2009
	US $ Millions (except per share amounts)

Revenues	$7,426	$7,199

Operating expenses	(4,543)	(4,405)
Selling, general and administrative expenses	(1,461)	(1,435)
Depreciation and amortization	(274)	(297)

Impairment and restructuring charges	(7)	(20)
Equity earnings of affiliates	94	32
Interest expense, net	(232)	(245)
Interest income	26	25
Other, net	(10)	(12)

Income before income tax expense	1,019	842
Income tax expense	(210)	(245)

Net income	809	597
Less: Net income attributable to noncontrolling interests	(34)	(26)

Net income attributable to News Corporation stockholders	$775	$571

Weighted average shares: basic	2,623	2,616
diluted	2,626	2,617

Net income attributable to News Corporation stockholders per share: basic and diluted	$0.30	$0.22

CONSOLIDATED BALANCE SHEETS

	September 30, 2010	June 30, 2010

Assets	US $ Millions
Current assets:
Cash and cash equivalents	$8,814	$8,709
Receivables, net	6,418	6,431
Inventories, net	2,520	2,392
Other	501	492

Total current assets	18,253	18,024

Non-current assets:
Receivables	378	346
Investments	3,846	3,515
Inventories, net	3,637	3,254
Property, plant and equipment, net	6,259	5,980
Intangible assets, net	8,247	8,306
Goodwill	14,064	13,749
Other non-current assets	1,261	1,210

Total non-current assets	37,692	36,360

Total assets	$55,945	$54,384

Liabilities and Equity
Current liabilities:
Borrowings	$146	$129
Accounts payable, accrued expenses and other current liabilities	5,608	5,204
Participations, residuals and royalties payable	1,538	1,682
Program rights payable	1,068	1,135
Deferred revenue	768	712

Total current liabilities	9,128	8,862

Non-current liabilities:
Borrowings	13,172	13,191
Other liabilities	2,871	2,979
Deferred income taxes	3,441	3,486
Redeemable noncontrolling interests	324	325
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	18	18
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	17,319	17,408
Retained earnings and accumulated other comprehensive income	9,228	7,679

Total News Corporation stockholders’ equity	26,573	25,113
Noncontrolling interests	436	428

Total equity	27,009	25,541

Total liabilities and equity	$55,945	$54,384

CONSOLIDATED STATEMENTS OF CASH FLOWS

	3 Months Ended September 30,
	2010	2009
	US $ Millions
Operating activities:
Net income	$809	$597
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	274	297
Amortization of cable distribution investments	21	23
Equity earnings of affiliates	(94)	(32)
Cash distributions received from affiliates	20	16
Other, net	10	12
Change in operating assets and liabilities, net of acquisitions:
Receivables and other assets	19	120
Inventories, net	(403)	(623)
Accounts payable and other liabilities	(157)	270

Net cash provided by operating activities	499	680

Investing activities:
Property, plant and equipment, net of acquisitions	(264)	(130)
Acquisitions, net of cash acquired	(9)	(71)
Investments in equity affiliates	(99)	(114)
Other investments	(46)	(51)
Proceeds from dispositions	7	4

Net cash used in investing activities	(411)	(362)

Financing activities:
Borrowings	1	1,006
Repayment of borrowings	(16)	(73)
Issuance of shares	—	21
Dividends paid	(14)	(13)
Purchase of subsidiary shares from noncontrolling interest	(104)	—
Other, net	—	1

Net cash (used in) provided by financing activities	(133)	942

Net (decrease) increase in cash and cash equivalents	(45)	1,260
Cash and cash equivalents, beginning of period	8,709	6,540
Exchange movement on opening cash balance	150	32

Cash and cash equivalents, end of period	$8,814	$7,832

SEGMENT INFORMATION

	3 Months Ended September 30,
	2010	2009
	US $ Millions
Revenues

Cable Network Programming	$1,872	$1,606
Filmed Entertainment	1,503	1,521
Television	851	765
Direct Broadcast Satellite Television	856	927
Publishing	2,046	1,980
Other	298	400

Total Revenues	$7,426	$7,199

Segment Operating Income (Loss)

Cable Network Programming	$659	$513
Filmed Entertainment	280	391
Television	105	38
Direct Broadcast Satellite Television	82	128
Publishing	178	118
Other	(156)	(126)

Total Segment Operating Income	$1,148	$1,062

NOTE 1 – TOTAL SEGMENT OPERATING INCOME AND SEGMENT OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income (loss), and management uses total segment operating income as a measure of the performance of operating businesses separate from non-operating factors. Total segment operating income and segment operating income (loss) before depreciation and amortization are non-GAAP measures and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, these measures do not reflect cash available to fund requirements. These measures exclude items, such as impairment and restructuring charges, which are significant components in assessing the Company’s financial performance. Segment operating income (loss) before depreciation and amortization also excludes depreciation and amortization, which are also significant components in assessing the Company’s financial performance.

Management believes that total segment operating income and segment operating income (loss) before depreciation and amortization are appropriate measures for evaluating the operating performance of the Company’s business and provide investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Total segment operating income and segment operating income (loss) before depreciation and amortization is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Total segment operating income does not include: Impairment and restructuring charges, Equity earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

Segment operating income (loss) before depreciation and amortization is defined as segment operating income (loss) plus depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income (loss) before depreciation and amortization.

The following table reconciles segment operating income before depreciation and amortization to income before income tax expense.

	For the Three Months Ended
	September 30,
	2010	2009
	US $ Millions
Segment Operating income before depreciation and amortization	$1,443	$1,382
Depreciation and amortization	(274)	(297)
Amortization of cable distribution investments	(21)	(23)

Total Segment Operating income	1,148	1,062
Impairment and restructuring charges	(7)	(20)
Equity earnings of affiliates	94	32
Interest expense, net	(232)	(245)
Interest income	26	25
Other, net	(10)	(12)

Income before income tax expense	$1,019	$842

	For the Three Months Ended September 30, 2010 (US $ Millions)
	Segment Operating income (loss) before depreciation and amortization	Depreciation and amortization	Amortization of cable distribution investments	Segment Operating income (loss)
Cable Network Programming	$717	$(37)	$(21)	$659
Filmed Entertainment	303	(23)	—	280
Television	126	(21)	—	105
Direct Broadcast Satellite Television	143	(61)	—	82
Publishing	271	(93)	—	178
Other	(117)	(39)	—	(156)

Total	$1,443	$(274)	$(21)	$1,148

	For the Three Months Ended September 30, 2009 (US $ Millions)
	Segment Operating income (loss) before depreciation and amortization	Depreciation and amortization	Amortization of cable distribution investments	Segment Operating income (loss)
Cable Network Programming	$578	$(42)	$(23)	$513
Filmed Entertainment	414	(23)	—	391
Television	59	(21)	—	38
Direct Broadcast Satellite Television	194	(66)	—	128
Publishing	212	(94)	—	118
Other	(75)	(51)	—	(126)

Total	$1,382	$(297)	$(23)	$1,062